EXHIBIT 10.3

NVIDIA Corporation

1998 Non-Employee Directors’ Stock Option Plan
1998 Equity Incentive Plan

Nonstatutory Stock Option
(Initial Grant)

This document sets forth the terms of a Stock Option (the “Option”) granted by NVIDIA Corporation, a Delaware corporation (the “Company”), pursuant to the automatic grant provisions of NVIDIA’s 1998 Non-Employee Directors’ Stock Option Plan and/or 1998 Equity Incentive Plan, as appropriate (collectively, the “Plan”). The Option is evidenced by a Certificate of Stock Option Grant (“Certificate”) displayed at the website of Smith Barney Stock Plan Services. The Certificate is hereby incorporated herein by reference, including without limitation the information in the Certificate that specifies the person to whom the Option is granted (“Grantee”), the specific details of the grant, and Grantee’s electronic acceptance of the Certificate at the website of Smith Barney Stock Plan Services.

The grant hereunder is in connection with and in furtherance of the Company’s compensatory benefit plan for Non-Employee Directors (as defined in the Plan).

The details of your option are as follows:

1.  The total number of shares of Common Stock subject to this option are set forth in the Certificate This Option is not intended to qualify and will not be treated as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Subject to the limitations contained herein, this Option shall be exercisable with respect to each installment indicated below on or after the date of vesting applicable to such installment, as set forth in the Certificate.

2.  The exercise price of this option is set forth on the Certificate, being equal to the Fair Market Value (as defined in the Plan) of the Common Stock on the date of grant of this Option.

3.  This option shall vest quarterly over the three (3)-year period following the date of grant such that the entire Initial Grant shall become exercisable on the three (3)-year anniversary of the date of grant of the option, provided that you have, during the entire period prior to each such vesting installment date, continuously served as a director or employee of or consultant to the Company or any Affiliate of the Company, whereupon such option shall become fully vested and exercisable in accordance with its terms with respect to that portion of the shares represented by that installment. If your service as a Non-Employee Director or employee or member of the Board of Directors of or consultant to the Company or any Affiliate of the Company terminates for any reason or for no reason, this Option shall be exercisable only to the extent vested on such termination date, and shall terminate to the extent not exercised on the earlier of the Expiration Date (as defined below) or the date twelve (12) months following the date of termination of all such service; provided, however, that if such termination of service is due to your death, this Option shall terminate on the earlier of the Expiration Date or eighteen (18) months following the date of your death.

4.   (a) You may exercise this option, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to Section 6 of the Plan. You may exercise this option only for whole shares.

(b)  You may elect to pay the exercise price under one of the following alternatives:

(i)  Payment in cash or check at the time of exercise;

(ii)  Provided that at the time of the exercise the Common Stock is publicly traded and quoted regularly in the Wall Street Journal, payment by delivery of shares of Common Stock already owned by you, held for the period required to avoid a charge to the Company’s reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at its Fair Market Value on the date preceding the date of exercise;

(iii)  Payment pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board which results in the receipt of cash (or check) by the Company either prior to the issuance of shares of the Common Stock or pursuant to the terms of irrevocable instructions issued by you prior to the issuance of shares of the Common Stock; or

(iv)  Payment by a combination of the methods of payment specified in subparagraphs (i) through (iii) above.

(c)  By exercising this option you agree that the Company may require you to enter an arrangement providing for the cash payment by you to the Company of any tax-withholding obligation of the Company arising by reason of the exercise of this option. Notwithstanding anything to the contrary contained herein, you may not exercise this option unless the shares issuable upon exercise of this option are then registered under the Securities Act of 1933, as amended (the “Securities Act”), or, if such shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act.

5.  This option is not transferable except (i) by will or by the laws of descent and distribution, (ii) by written designation which takes effect upon your death, (iii) by written instruction, in a form accepted by the Company, to your spouse, children, stepchildren, or grandchildren (whether adopted or natural), to a trust, family limited liability company or family partnership created solely for the benefit of you and the foregoing persons, or (iv) to your former spouse (if transfer is pursuant to a judicial decree dissolving your marriage). During your life this Option is exercisable only by you or a transferee satisfying the above conditions. The right of a transferee to exercise the transferred portion of this Option after your termination of employment with the Company shall terminate in accordance with your right of exercise under Section 5 of this Option, and after your death under Section 6 of this Option (treating the transferee as a person who acquired the right to exercise this Option by bequest or inheritance. The terms of this Option shall be binding upon the transferees, executors, administrators, heirs, successors, and assigns of the Optionee. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise this option.

6.  The term of this option (“Expiration Date”) is six (6) years measured from the grant date, subject, however, to earlier termination upon your termination of service, as set forth in Section 6 of the Plan.

7.  Any notices provided for in this option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

8.  This option is subject to all the provisions of the Plan, a copy of which is attached hereto, and its provisions are hereby made a part of this option, including without limitation the provisions of Section 6 of the Plan relating to option provisions, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of this option and those of the Plan, the provisions of the Plan shall control.

9.  Notwithstanding anything to the foregoing, this option shall not be exercisable in whole or in part unless and until the Company’s shareholders have approved the Plan.

IN WITNESS WHEREOF, the parties hereunto set their hands as of the date the Certificate is accepted on the website of Smith Barney Stock Plan Services.

NVIDIA CORPORATION

Jen-Hsun Huang
President and Chief Executive Officer

GRANTEE

(Acceptance designated electronically at the website of Smith Barney Stock Plan Services.)